EX-99.h.8

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                            JNLNY VARIABLE FUND I LLC

         AMENDMENT made as of this 18th day of February, 2004, by and between JNLNY Variable Fund I LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

         WHEREAS, the Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001; and

         WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds ("Fund") of the Variable Fund and the owners of record thereof; and

         WHEREAS, a new paragraph 15 has been added to the Agreement; and

         WHEREAS, in order to reflect a change in sub-adviser, the names of the Funds have been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1.   The following paragraph is added to the Agreement in its entirety:

                      15. However, the addition or deletion of a Fund reflecting changes that have been formally approved by resolution by the Board of Trustees will not require approval by the Board of Trustees.

     2. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated February 18, 2004, attached hereto.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                           JNLNY VARIABLE FUND I LLC

/s/ Ellen M. Baird                    /s/ Susan S. Rhee
_____________________________     By_________________________________
                                    Susan S. Rhee
                                  As Its Vice President, Counsel and Secretary

ATTEST:                           JACKSON NATIONAL ASSET
                                  MANAGEMENT, LLC

/s/ Ellen M. Baird                    /s/ Andrew B. Hopping
_____________________________     By_________________________________
                                    Andrew B. Hopping
                                  As Its President


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                                    EXHIBIT A

                                February 18, 2004


                  JNL/Mellon Capital Management the Dow SM 10 Fund JNL/Mellon Capital Management the S&P(R) 10 Fund JNL/Mellon Capital Management Global 15 Fund
                  JNL/Mellon Capital Management 25 Fund J
                  NL/Mellon Capital Management Select Small-Cap Fund JNL/Mellon Capital Management Communications Sector Fund JNL/Mellon Capital Management Consumer Brands Sector Fund JNL/Mellon Capital Management Energy Sector Fund JNL/Mellon Capital Management Financial Sector Fund JNL/Mellon Capital Management Pharmaceutical &
                    Healthcare Sector Fund
                  JNL/Mellon Capital Management Technology Sector Fund